				Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2015	2014	% Change	2015	2014	% Change
Consolidated –
Operating Revenues	$3,606	$4,017	(10.2)%	$17,527	$18,467	(5.1)%
Earnings Before Income Taxes	401	388	3.4%	3,629	3,008	20.6%
Net Income Available to Common	271	283	(4.2)%	2,367	1,963	20.6%

Alabama Power –
Operating Revenues	$1,217	$1,328	(8.4)%	$5,768	$5,942	(2.9)%
Earnings Before Income Taxes	204	211	(3.3)%	1,317	1,312	0.4%
Net Income Available to Common	120	119	0.8%	785	761	3.2%

Georgia Power –
Operating Revenues	$1,679	$1,902	(11.7)%	$8,364	$8,988	(6.9)%
Earnings Before Income Taxes	312	196	59.2%	2,046	1,971	3.8%
Net Income Available to Common	196	123	59.3%	1,260	1,225	2.9%

Gulf Power –
Operating Revenues	$313	$361	(13.3)%	$1,483	$1,590	(6.7)%
Earnings Before Income Taxes	47	39	20.5%	249	237	5.1%
Net Income Available to Common	28	23	21.7%	148	140	5.7%

Mississippi Power –
Operating Revenues	$245	$246	(0.4)%	$1,138	$1,243	(8.4)%
Earnings (Loss) Before Income Taxes	(130)	(56)	N/M	(78)	(612)	N/M
Net Income (Loss) Available to Common	(70)	(24)	N/M	(8)	(329)	N/M

Southern Power –
Operating Revenues	$304	$386	(21.2)%	$1,390	$1,501	(7.4)%
Earnings Before Income Taxes	41	18	127.8%	250	172	45.3%
Net Income Available to Common	34	44	(22.7)%	215	172	25.0%

N/M - not meaningful

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-K.